Exhibit 99.1

Chaince Digital Repurchases and Cancels Warrants for US$2.0 Million in Cash

No Shares Issued; Company Has No Warrants Outstanding Following Cancellation

NEW YORK, Sept. 24, 2026 (GLOBE NEWSWIRE) — Chaince Digital Holdings Inc. (Nasdaq: CD) (“Chaince Digital” or the “Company”) (formerly Mercurity Fintech Holding Inc.), a digital finance and technology company focused on tokenization, on-chain innovation, and regulated brokerage services, today announced that it has entered into and closed the transactions under a Warrant Repurchase Cancellation and Release Agreement (the “Agreement”) with the holders of the warrants issued in its private placement priced on November 30, 2023 (the “Holders”). The Agreement was executed and the transaction closed on September 21, 2026.

Under the Agreement, the Company repurchased and permanently canceled all of the warrants held by the Holders for aggregate cash consideration of US$2.0 million. No shares were issued in the transaction, and none of the warrants had been exercised. The Holders also released the Company and certain related persons from claims arising from the warrants, subject to the exceptions set forth in the Agreement. As a result of the cancellation, the Company no longer has any contractual obligation to issue or reserve ordinary shares under the warrants, eliminating the potential dilution associated with them.

Following the cancellation, the Company has no warrants outstanding.

Shi Qiu, Chief Executive Officer of Chaince Digital Holdings Inc., commented, “We retired the warrants held by the Holders in full for a fixed cash payment, without issuing a single new share. We believe the transaction represents a disciplined use of capital, and that a capitalization with no warrants outstanding is more straightforward for shareholders to evaluate as we continue to execute on our tokenization, on-chain innovation and regulated brokerage strategy.”

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Chaince Digital Holdings Inc.

Chaince Digital Holdings Inc. (Nasdaq: CD) is a digital finance and technology company focused on tokenization, on-chain innovation, and regulated brokerage services. Through its subsidiaries, including Chaince Securities, LLC, a FINRA-registered broker-dealer, and AI/HPC infrastructure platforms, Chaince Digital provides technology-enabled solutions across distributed computing, business consulting, and capital markets services. The Company aims to bridge traditional financial markets with the emerging digital-asset economy through compliant, scalable, and institutional-grade infrastructure. For more information, please visit www.chaincedigital.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to statements regarding the anticipated benefits of the warrant repurchase and cancellation, the Company’s capital structure and the Company’s business strategy and growth initiatives. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

Contacts:

International Elite Capital Inc.Annabelle Zhang

Tel: +1(646) 866-7928

Email: chaince@iecapitalusa.com